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                                                                    EXHIBIT 99.1



                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                      MARCH 31, 2003 AND DECEMBER 31, 2002






                                                                     MAR 31     DEC 31
                                                                      2003       2002
                                                                    --------   --------
                                                                      ($000 Omitted)
      Investments, at market, partially restricted:
          Short-term investments                                      52,117     50,673
          U. S. Treasury and agency obligations                       35,988     39,798
          Municipal bonds                                            162,900    159,453
          Foreign                                                     49,230     34,748
          Mortgage-backed securities                                   1,012      1,360
          Corporate bonds                                            140,233    132,502
          Equity securities                                           12,108      7,900
                                                                    --------   --------
            TOTAL  INVESTMENTS                                       453,588    426,434
                                                                    ========   ========




NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.